Exhibit 99.1

For more information contact Media: Leticia Lowe Phone 713.207.7702 Investors: Carla Kneipp Phone 713.207.6500
For Immediate Release	Page 1 of 5

CENTERPOINT ENERGY REPORTS THIRD QUARTER 2013 EARNINGS

REAFFIRMS FULL YEAR 2013 GUIDANCE

Houston, TX – November 6, 2013—CenterPoint Energy, Inc. (NYSE: CNP) today reported net income of $151 million, or $0.35 per diluted share, for the third quarter of 2013.

Net income for the third quarter of 2012 was $10 million, or $0.02 per diluted share. Last year’s results included two unusual items: (i) a $252 million non-cash goodwill impairment charge associated with its competitive natural gas sales and services business, which has no tax effect and (ii) a $136 million non-cash, pre-tax gain associated with the midstream acquisition of the additional 50 percent interest in a gathering and processing joint venture. Excluding the two unusual items, net income in the third quarter of 2012 would have been $174 million, or $0.40 per diluted share.

“Our regulated electric and gas distribution utilities had solid performances this quarter,” said David M. McClanahan, president and chief executive officer of CenterPoint Energy. “We continue to make progress at Enable Midstream Partners, our midstream joint venture formed in May of this year. Enable’s gathering and processing operations performed well while its interstate pipeline operations faced challenging market conditions.”

For the nine months ended September 30, 2013, net income was $198 million, or $0.46 per diluted share. These 2013 results included two unusual items recorded in the second quarter related to the formation of the midstream partnership: (i) a $225 million non-cash deferred tax charge and (ii) $10 million of partnership formation expenses. This compares to net income for the nine months ended September 30, 2012, of $283 million, or $0.66 per diluted share, which included the two unusual items detailed above. Excluding the effects of the unusual items, net income would have been $431 million, or $1.00 per diluted share, for the nine months ended September 30, 2013, compared to $447 million, or $1.04 per diluted share, for the same period of 2012.

Operating income for the third quarter and for the nine months ended September 30, 2013, was $244 million and $799 million, respectively. Following the May 1, 2013, formation of Enable Midstream Partners, CenterPoint Energy reports its investment in midstream operations as equity income rather than operating income. As a result, CenterPoint Energy’s operating income for the third quarter and the nine months ended September 30, 2013, is not comparable to prior results.

Electric Transmission & Distribution

The electric transmission & distribution segment reported operating income of $239 million for the third quarter of 2013, consisting of $207 million from the regulated electric transmission & distribution utility operations (TDU) and $32 million related to securitization bonds. Operating income for the third quarter of 2012 was $242 million, consisting of $205 million from the TDU and $37 million related to securitization bonds.

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Third quarter operating income for the TDU benefited from revenue increases associated with the growth of more than 44,000 metered customers since September 2012 and slightly warmer weather. These increases were largely offset by higher operation and maintenance expenses, depreciation and property taxes.

Operating income for the nine months ended September 30, 2013, was $488 million, consisting of $387 million from the TDU and $101 million related to securitization bonds. Operating income for the same period of 2012 was $540 million, consisting of $428 million from the TDU and $112 million related to securitization bonds.

Natural Gas Distribution

The natural gas distribution segment reported operating income of $5 million for the third quarter of 2013, unchanged from the same period of 2012. The third quarter generally contributes less to the annual performance of the segment due to the seasonal nature of this business.

Operating income benefited primarily from annual rate recovery mechanisms, as well as from increased economic activity across its footprint, including customer growth of approximately 24,000 customers since September 2012. Increases in operation and maintenance expenses, depreciation and property taxes offset these improvements.

Operating income for the nine months ended September 30, 2013, was $169 million, compared to $135 million for the same period of 2012.

Competitive Natural Gas Sales and Services

The competitive natural gas sales and services segment reported operating income of $2 million for the third quarter of 2013. This compares to a third quarter 2012 operating loss of $7 million, excluding a $252 million goodwill impairment charge.

Operating income for the nine months ended September 30, 2013, was $12 million. This compares to an operating loss of $10 million for the same period of 2012, excluding a $252 million goodwill impairment charge. After adjusting for mark-to-market accounting, the business performance was in line with the same period of 2012.

Midstream Investments

For the third quarter of 2013, the midstream investments segment reported equity income of $80 million from its 58.3 percent ownership interest in Enable Midstream Partners and from a 25.05 percent interest in the Southeast Supply Header. Although these results cannot be readily compared with results from 2012, Enable Midstream’s gathering and processing operations continue to perform well while its interstate pipelines faced low seasonal and geographic price differentials, reduced demand for ancillary services and challenging market conditions.

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Dividend Declaration

On October 23, 2013, CenterPoint Energy’s board of directors declared a regular quarterly cash dividend of $0.2075 per share of common stock payable on December 10, 2013, to shareholders of record as of the close of business on November 15, 2013.

Guidance Reaffirmed for 2013

CenterPoint Energy reaffirmed its estimate for 2013 earnings on a guidance basis in the range of $1.17 to $1.25 per diluted share. Earnings guidance is being provided in the form of a range to reflect economic and operational variables associated with the company’s various business segments and ownership interest in Enable Midstream Partners and takes into consideration performance to date. Significant variables include the impact to earnings of commodity prices, volume throughput, ancillary services, weather, regulatory and judicial proceedings, effective tax rates and financing activities. In providing this guidance, the company does not include the impact of any changes in accounting standards, any impact to earnings from the change in the value of Time Warner stocks and the related ZENS securities, or the timing effects of mark-to-market and inventory accounting in the company’s competitive natural gas sales and services business.

Reconciliation of Net Income and diluted EPS to the basis used in providing 2013 annual earnings guidance

	Quarter Ended		Year To Date
	September 30, 2013		September 30, 2013
	Net Income (in millions)	EPS	Net Income (in millions)	EPS
As reported	$151	$0.35	$198	$0.46
Deferred Tax Charge(1)	—	0.00	225	0.52
Midstream Partnership Formation Costs, after-tax	1	0.00	8	0.02

Excluding Unusual Items(1)	$152	$0.35	$431	$1.00

Timing effects impacting CES (2):
Mark-to-market (gain) losses	(4)	(0.01)	(4)	(0.01)
ZENS-related mark-to-market (gains) losses:
Marketable securities (3)	(35)	(0.08)	(103)	(0.24)
Indexed debt securities	27	0.07	78	0.18

Per the basis used in providing 2013 annual earnings guidance	$140	$0.33	$402	$0.93

(1)	Associated with formation of the Midstream Partnership
(2)	Competitive natural gas sales and services segment
(3)	Time Warner Inc., Time Warner Cable Inc. and AOL Inc.

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Filing of Form 10-Q for CenterPoint Energy, Inc.

Today, CenterPoint Energy, Inc. filed its Form 10-Q with the Securities and Exchange Commission (SEC) for the period ended September 30, 2013. A copy is available on the company’s website, under the Investors section. Company SEC filings and other documents relating to its corporate governance can also be found on the website.

Webcast of Earnings Conference Call

CenterPoint Energy’s management will host an earnings conference call on Wednesday, November 6, 2013, at 10:30 a.m. Central time or 11:30 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call on the company’s website under the Investors section. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the website for at least one year.

CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution and competitive natural gas sales and services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma, and Texas. The company also owns a 58.3 percent limited partner interest in Enable Midstream Partners, a partnership it jointly controls with OGE Energy Corp. with operations in major natural gas and liquids producing areas of Oklahoma, Texas, Arkansas and Louisiana. With more than 8,700 employees, CenterPoint Energy and its predecessor companies have been in business for more than 135 years. For more information, visit the website at www.CenterPointEnergy.com.

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. The statements in this news release regarding the company’s earnings outlook for 2013 and future financial performance and results of operations, and any other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of November 6, 2013. Factors that could affect actual results include (1) state and federal legislative and regulatory actions or developments affecting various aspects of CenterPoint Energy’s businesses (including the businesses of its midstream partnership with OGE Energy Corp. and affiliates of ArcLight Capital Partners, LLC (Enable)), including, among others, energy deregulation or re-regulation, pipeline integrity and safety, health care reform, financial reform, tax legislation, and actions regarding the rates charged by CenterPoint Energy’s regulated businesses; (2) state and federal legislative and regulatory actions or developments relating to the environment, including those related to global climate change; (3) timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment; (4) the timing and outcome of any audits, disputes or other proceedings related to taxes; (5) problems with construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or in cost overruns that cannot be recouped in rates; (6) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand, including the effects of energy efficiency measures and demographic patterns; (7) the timing and extent of changes in commodity prices, particularly natural gas and natural gas liquids, and the effects of geographic and seasonal commodity price differentials; (8) weather variations and other natural phenomena, including the impact of severe weather events on operations and capital; (9) any direct or indirect effects on CenterPoint Energy’s

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facilities, operations and financial condition resulting from terrorism, cyber-attacks, data security breaches or other attempts to disrupt its businesses or the businesses of third parties, or other catastrophic events; (10) the impact of unplanned facility outages; (11) timely and appropriate regulatory actions allowing securitization or other recovery of costs associated with any future hurricanes or natural disasters; (12) changes in interest rates or rates of inflation; (13) commercial bank and financial market conditions, CenterPoint Energy’s access to capital, the cost of such capital, and the results of its financing and refinancing efforts, including availability of funds in the debt capital markets; (14) actions by credit rating agencies; (15) effectiveness of CenterPoint Energy’s risk management activities; (16) inability of various counterparties to meet their obligations; (17) non-payment for services due to financial distress of CenterPoint Energy’s customers; (18) the ability of GenOn Energy, Inc. (formerly known as RRI Energy, Inc.), a wholly owned subsidiary of NRG Energy, Inc., and its subsidiaries to satisfy their obligations to CenterPoint Energy and its subsidiaries; (19) the ability of retail electric providers, and particularly the two largest customers of the TDU, to satisfy their obligations to CenterPoint Energy and its subsidiaries; (20) the outcome of litigation brought by or against CenterPoint Energy or its subsidiaries; (21) CenterPoint Energy’s ability to control costs; (22) the investment performance of pension and postretirement benefit plans; (23) potential business strategies, including restructurings, joint ventures, and acquisitions or dispositions of assets or businesses, for which no assurance can be given that they will be completed or will provide the anticipated benefits to CenterPoint Energy; (24) acquisition and merger activities involving CenterPoint Energy or its competitors; (25) future economic conditions in regional and national markets and their effects on sales, prices and costs; (26) the performance of Enable, the amount of cash distributions CenterPoint Energy receives from Enable, and the value of its interest in Enable, and factors that may have a material impact on such performance, cash distributions and value, including certain of the factors specified above and: (A) the integration of the operations of the businesses contributed to Enable with those contributed by OGE and ArcLight; (B) the achievement of anticipated operational and commercial synergies and expected growth opportunities, and the successful implementation of Enable’s business plan; (C) competitive conditions in the midstream industry, and actions taken by the Enable’s customers and competitors, including the extent and timing of the entry of additional competition in the markets served by Enable; (D) the timing and extent of changes in commodity prices, particularly natural gas and natural gas liquids, the competitive effects of the available pipeline capacity in the regions served by Enable, and the effects of geographic and seasonal commodity price differentials, including the effects of these circumstances on re-contracting available capacity on Enable’s interstate pipelines; (E) the demand for natural gas, NGLs and transportation and storage services; (F) changes in tax status; (G) access to growth capital ; (H) the availability and prices of raw materials for current and future construction projects; (I) the timing and terms of Enable’s planned initial public offering, the actual consummation of which is subject to market conditions, regulatory requirements and other factors; and (27) other factors discussed in CenterPoint Energy’s Form 10-K for the period ended December 31, 2012, as well as in CenterPoint Energy’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013, June 30, 2013 and September 30, 2013, and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission.

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CenterPoint Energy, Inc. and Subsidiaries

Statements of Consolidated Income

(Millions of Dollars)

(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2012	2013	2012	2013
Revenues:
Electric Transmission & Distribution	$748	$745	$1,955	$1,933
Natural Gas Distribution	355	381	1,575	1,961
Competitive Natural Gas Sales and Services	389	520	1,222	1,745
Interstate Pipelines	122	—	374	186
Field Services	141	—	350	196
Other Operations	3	4	9	10
Eliminations	(53)	(10)	(171)	(109)

Total	1,705	1,640	5,314	5,922

Expenses:
Natural gas	520	595	1,898	2,671
Natural gas—affiliates	—	42	—	70
Operation and maintenance	458	422	1,364	1,352
Depreciation and amortization	301	248	800	741
Taxes other than income taxes	86	89	272	289
Goodwill impairment	252	—	252	—

Total	1,617	1,396	4,586	5,123

Operating Income	88	244	728	799

Other Income (Expense) :
Gain on marketable securities	77	54	136	158
Loss on indexed debt securities	(52)	(42)	(76)	(120)
Interest and other finance charges	(104)	(86)	(318)	(269)
Interest on transition and system restoration bonds	(37)	(32)	(112)	(101)
Equity in earnings of unconsolidated affiliates	8	80	25	122
Step acquisition gain	136	—	136	—
Other—net	12	11	28	17

Total	40	(15)	(181)	(193)

Income Before Income Taxes	128	229	547	606
Income Tax Expense	118	78	264	408

Net Income	$10	$151	$283	$198

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Selected Data From Statements of Consolidated Income

(Millions of Dollars, Except Share and Per Share Amounts)

(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2012	2013	2012	2013
Basic Earnings Per Common Share	$0.02	$0.35	$0.66	$0.46

Diluted Earnings Per Common Share	$0.02	$0.35	$0.66	$0.46

Dividends Declared per Common Share	$0.2025	$0.2075	$0.6075	$0.6225
Weighted Average Common Shares Outstanding (000):
- Basic	427,406	428,628	427,086	428,389
- Diluted	429,983	430,867	429,655	430,624
Operating Income (Loss) by Segment
Electric Transmission & Distribution:
Electric Transmission and Distribution Operations	$205	$207	$428	$387
Transition and System Restoration Bond Companies	37	32	112	101

Total Electric Transmission & Distribution	242	239	540	488
Natural Gas Distribution	5	5	135	169
Competitive Natural Gas Sales and Services	(259)	2	(262)	12
Interstate Pipelines	48	—	160	72
Field Services	55	—	153	73
Other Operations	(3)	(2)	2	(15)

Total	$88	$244	$728	$799

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Electric Transmission & Distribution
	Quarter Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2012	2013	Fav/(Unfav)	2012	2013	Fav/(Unfav)
Results of Operations:
Revenues:
Electric transmission and distribution utility	$563	$600	7%	$1,492	$1,534	3%
Transition and system restoration bond companies	185	145	(22%)	463	399	(14%)

Total	748	745	—	1,955	1,933	(1%)

Expenses:
Operation and maintenance	228	256	(12%)	680	740	(9%)
Depreciation and amortization	76	80	(5%)	224	238	(6%)
Taxes other than income taxes	54	57	(6%)	160	169	(6%)
Transition and system restoration bond companies	148	113	24%	351	298	15%

Total	506	506	—	1,415	1,445	(2%)

Operating Income	$242	$239	(1%)	$540	$488	(10%)

Operating Income:
Electric transmission and distribution operations	$205	$207	1%	$428	$387	(10%)
Transition and system restoration bond companies	37	32	(14%)	112	101	(10%)

Total Segment Operating Income	$242	$239	(1%)	$540	$488	(10%)

Electric Transmission & Distribution
Operating Data:
Actual MWH Delivered
Residential	9,524,144	9,945,256	4%	21,966,632	21,736,219	(1%)
Total	23,752,736	24,409,786	3%	61,284,447	61,543,907	—
Weather (average for service area):
Percentage of 10-year average:
Cooling degree days	101%	104%	3%	111%	99%	(12%)
Heating degree days	0%	0%	—	54%	92%	38%
Number of metered customers—end of period:
Residential	1,934,078	1,973,270	2%	1,934,078	1,973,270	2%
Total	2,189,796	2,234,041	2%	2,189,796	2,234,041	2%

	Natural Gas Distribution
	Quarter Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2012	2013	Fav/(Unfav)	2012	2013	Fav/(Unfav)
Results of Operations:
Revenues	$355	$381	7%	$1,575	$1,961	25%

Expenses:
Natural gas	134	142	(6%)	763	1,066	(40%)
Operation and maintenance	151	158	(5%)	470	488	(4%)
Depreciation and amortization	43	47	(9%)	129	138	(7%)
Taxes other than income taxes	22	29	(32%)	78	100	(28%)

Total	350	376	(7%)	1,440	1,792	(24%)

Operating Income	$5	$5	—	$135	$169	25%

Natural Gas Distribution Operating Data:
Throughput data in BCF
Residential	12	12	—	90	117	30%
Commercial and Industrial	49	49	—	175	191	9%

Total Throughput	61	61	—	265	308	16%

Weather (average for service area)
Percentage of 10-year average:
Heating degree days	100%	52%	(48%)	70%	105%	35%
Number of customers—end of period:
Residential	3,022,320	3,045,701	1%	3,022,320	3,045,701	1%
Commercial and Industrial	242,001	242,587	—	242,001	242,587	—

Total	3,264,321	3,288,288	1%	3,264,321	3,288,288	1%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Competitive Natural Gas Sales and Services
	Quarter Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2012	2013	Fav/(Unfav)	2012	2013	Fav/(Unfav)
Results of Operations:
Revenues	$389	$520	34%	$1,222	$1,745	43%

Expenses:
Natural gas	382	503	(32%)	1,193	1,693	(42%)
Operation and maintenance	12	13	(8%)	34	35	(3%)
Depreciation and amortization	2	2	—	4	4	—
Taxes other than income taxes	—	—	—	1	1	—
Goodwill impairment	252	—	—	252	—	—

Total	648	518	20%	1,484	1,733	(17%)

Operating Income (Loss)	$(259)	$2	101%	$(262)	$12	105%

Competitive Natural Gas Sales and Services Operating Data:
Throughput data in BCF	129	134	4%	417	433	4%

Number of customers - end of period	14,816	17,537	18%	14,816	17,537	18%

	Interstate Pipelines
	Quarter Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2012	2013	Fav/(Unfav)	2012	2013(1)	Fav/(Unfav)
Results of Operations:
Revenues	$122	$—	—	$374	$186	(50%)

Expenses:
Natural gas	15	—	—	36	35	3%
Operation and maintenance	37	—	—	111	51	54%
Depreciation and amortization	15	—	—	43	20	53%
Taxes other than income taxes	7	—	—	24	8	67%

Total	74	—	—	214	114	47%

Operating Income	$48	$—	—	$160	$72	(55%)

Equity in Earnings of Unconsolidated Affiliates	$8	$—	—	$20	$7	(65%)

Pipelines Operating Data:
Throughput data in BCF
Transportation	306	—	—	1,030	482	(53%)

(1)	Represents January-April 2013 results only.

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Field Services
	Quarter Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2012	2013	Fav/(Unfav)	2012	2013 (1)	Fav/(Unfav)
Results of Operations:
Revenues	$141	$—	—	$350	$196	(44%)

Expenses:
Natural gas	42	—	—	75	54	28%
Operation and maintenance	29	—	—	82	45	45%
Depreciation and amortization	13	—	—	35	20	43%
Taxes other than income taxes	2	—	—	5	4	20%

Total	86	—	—	197	123	38%

Operating Income	$55	$—	—	$153	$73	(52%)

Equity in Earnings of Unconsolidated Affiliates	$—	$—	—	$5	$—	—

Field Services Operating Data:
Throughput data in BCF
Gathering	221	—	—	691	252	(64%)

(1)	Represents January-April 2013 results only.

	Other Operations
	Quarter Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2012	2013	Fav/(Unfav)	2012	2013	Fav/(Unfav)
Results of Operations:
Revenues	$3	$4	33%	$9	$10	11%
Expenses	6	6	—	7	25	(257%)

Operating Income (Loss)	$(3)	$(2)	33%	$2	$(15)	(850%)

Capital Expenditures by Segment

(Millions of Dollars)

(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2012	2013	2012	2013
Capital Expenditures by Segment
Electric Transmission & Distribution	$147	$190	$417	$515
Natural Gas Distribution	94	127	250	313
Competitive Natural Gas Sales and Services	1	—	4	3
Interstate Pipelines	36	—	81	29
Field Services	10	—	35	16
Other Operations	8	12	21	31

Total	$296	$329	$808	$907

Interest Expense Detail

(Millions of Dollars)

(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2012	2013	2012	2013
Interest Expense Detail
Amortization of Deferred Financing Cost	$7	$6	$20	$20
Capitalization of Interest Cost	(2)	(4)	(6)	(8)
Transition and System Restoration Bond Interest Expense	37	32	112	101
Other Interest Expense	99	84	304	257

Total Interest Expense	$141	$118	$430	$370

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	December 31,	September 30,
	2012	2013
ASSETS
Current Assets:
Cash and cash equivalents	$646	$219
Other current assets	2,228	2,100

Total current assets	2,874	2,319

Property, Plant and Equipment, net	13,597	9,386

Other Assets:
Goodwill	1,468	840
Regulatory assets	4,324	3,992
Investment in unconsolidated affiliates	405	4,525
Other non-current assets	203	513

Total other assets	6,400	9,870

Total Assets	$22,871	$21,575

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Short-term borrowings	$38	$70
Current portion of transition and system restoration bonds long-term debt	447	353
Current portion of indexed debt	138	141
Current portion of other long-term debt	815	59
Other current liabilities	2,137	1,972

Total current liabilities	3,575	2,595

Other Liabilities:
Accumulated deferred income taxes, net	4,153	4,504
Regulatory liabilities	1,093	1,153
Other non-current liabilities	1,392	1,304

Total other liabilities	6,638	6,961

Long-term Debt:
Transition and system restoration bonds	3,400	3,106
Other	4,957	4,652

Total long-term debt	8,357	7,758

Shareholders’ Equity	4,301	4,261

Total Liabilities and Shareholders’ Equity	$22,871	$21,575

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Statements of Consolidated Cash Flows

(Millions of Dollars)

(Unaudited)

	Nine Months Ended September 30,
	2012	2013
Cash Flows from Operating Activities:
Net income	$283	$198
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	823	764
Deferred income taxes	237	356
Goodwill impairment	252	—
Step acquisition gain	(136)	—
Write-down of natural gas inventory	4	4
Changes in net regulatory assets	71	78
Changes in other assets and liabilities	(165)	(281)
Other, net	10	13

Net Cash Provided by Operating Activities	1,379	1,132
Net Cash Used in Investing Activities	(1,209)	(926)
Net Cash Provided by (Used in) Financing Activities	332	(633)

Net Increase (Decrease) in Cash and Cash Equivalents	502	(427)
Cash and Cash Equivalents at Beginning of Period	220	646

Cash and Cash Equivalents at End of Period	$722	$219

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.